UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2015

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On April 27, 2015, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the "Park Board") of Park National Corporation ("Park") elected Julia A. Sloat to fill the vacancy in the class of directors whose terms are to expire at the 2018 Annual Meeting of Shareholders of Park. Ms. Sloat’s election will be effective June 1, 2015. On April 27, 2015, the Board of Directors of The Park National Bank also elected Ms. Sloat as a director, effective June 1, 2015. On April 27, 2015, the Park Board also appointed Ms. Sloat to serve as a member of each of the Investment Committee and the Risk Committee of the Park Board, with each such appointment to be effective upon her becoming a director of Park. Ms. Sloat is Senior Vice President and Treasurer at American Electric Power, located in Columbus, Ohio.

Additionally, on April 27, 2015, upon the recommendation of its Nominating and Corporate Governance Committee, the Park Board approved an increase in the number of directors to 13 and elected Alicia Sweet Hupp to fill the vacancy created by the increase. Ms. Hupp's election to the class of directors whose terms are to expire at the 2017 Annual Meeting of Shareholders of Park will be effective June 1, 2015. On April 27, 2015, the Park Board also appointed Ms. Hupp to serve as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee of the Park Board, with each such appointment to be effective upon her becoming a director of Park. Ms. Hupp is President, Chief Executive Officer and Chairman of the Board at Sweet Manufacturing Company, located in Springfield, Ohio. Ms. Hupp has served as a member of the Advisory Board for the Security National Bank Division of The Park National Bank since March 2012.

The Park Board has affirmatively determined that Ms. Sloat and Ms. Hupp meet the applicable standards for an “independent director” under Section 803A of the NYSE MKT LLC (“NYSE MKT”) Company Guide and that they do not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Park. In addition, the Park Board has affirmatively determined that Ms. Hupp meets the independence standards applicable to members of the Audit Committee of the Park Board. Ms. Hupp will also satisfy the financial sophistication requirements of Section 803B of the NYSE MKT Company Guide.

During the fiscal year ended December 31, 2014 and the period from January 1, 2015 through the date of this Current Report on Form 8-K, Ms. Hupp, members of her immediate family and entities with which they are affiliated, were customers of and had banking relationships with The Park National Bank and/or one of its divisions in the ordinary course of business and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future.

As non-employee directors, Ms. Sloat and Ms. Hupp will receive compensation in the same manner as Park’s other non-employee directors, which compensation Park previously disclosed in its definitive proxy statement for Park's 2015 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 2, 2015.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

(a)
Park held its 2015 Annual Meeting of Shareholders (the "2015 Annual Meeting") on April 27, 2015. At the close of business on the February 27, 2015 record date, 15,370,891 Park common shares were outstanding and entitled to vote. At the 2015 Annual Meeting, 12,714,778, or 82.71%, of the outstanding Park common shares entitled to vote were represented by proxy or in person.

(b)
(i) Directors elected at the 2015 Annual Meeting for a three-year term to expire at the 2018 Annual Meeting of Shareholders and the vote with respect to each such director (there were no other nominees):

	Number of Votes
	For	Against	Broker Non-Votes	Abstentions
F. William Englefield IV	9,774,524	42,500	2,839,527	58,227
David L. Trautman	9,802,019	37,386	2,839,527	35,846
Leon Zazworsky	9,766,873	54,855	2,839,527	53,523

(ii) With respect to the vote to approve the non-binding advisory resolution to approve the compensation of Park's named executive officers as disclosed in the proxy statement for the 2015 Annual Meeting:

Number of Votes
For	Against	Broker Non-Votes	Abstentions
9,050,229	283,362	2,839,527	541,660

(iii) With respect to the vote to ratify the appointment of Crowe Horwath LLP as Park's independent registered public accounting firm for the fiscal year ending December 31, 2015:

Number of Votes
For	Against	Broker Non-Votes	Abstentions
12,587,739	74,939	—	52,100

[Remainder of page intentionally left blank;
signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 29, 2015	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated April 29, 2015

Park National Corporation

Exhibit No.        Description

99.1
News Release issued by Park National Corporation on April 29, 2015 regarding the appointment of William T. McConnell as Director Emeritus and the Election of Alicia Hupp and Julie Sloat to the Board of Directors